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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data", "Changes in Accountants", and "Experts" and to the use of our reports dated April 23, 1997, in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-49037) and related Prospectus of Asymetrix Learning Systems, Inc. for the registration of 3,000,000 shares of its common stock.

                                                           /s/ Ernst & Young LLP
Seattle, Washington

May 15, 1998